RESTRICTIVE COVENANT AGREEMENT
This RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) dated [    ], is by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and [ ] (“Grantee”).
WHEREAS, the Grantee is a recipient of a [        ] award under the Company’s Peabody Energy Corporation 2015 Long-Term Incentive Plan, as amended from time to time (the “Plan”, and such award, the “Incentive Award”) and/or a [    ] cash award opportunity from the Company (the “Cash Award”);
WHEREAS, the Company deems it essential to the protection of its confidential information and competitive standing in its market to have recipients of Incentive Awards and/or Cash Awards subject to reasonable restrictive covenants;
WHEREAS, Grantee agrees and acknowledges that the Company has a legitimate interest to protect its confidential information and competitive standing; and
NOW THEREFORE, in consideration for the provisions stated below, and intending to be legally bonded thereby, the parties agree as follows.
1.    Grantee has been informed and is aware that the execution of this Agreement is a necessary term and condition of the Grantee’s receipt of the Incentive Award and/or the Cash Award.

2.    While employed by the Company and at all times thereafter, Grantee will not, directly or indirectly, use for himself or herself or use for, or disclose to, any party other than the Company, or any subsidiary of the Company (other than in the ordinary course of Grantee’s duties for the benefit of the Company or any subsidiary of the Company), any secret or confidential information regarding the business or property of the Company or its subsidiaries or regarding any secret or confidential apparatus, process, system, or other method at any time used, developed, acquired, discovered or investigated by or for the Company or its subsidiaries, whether or not developed, acquired, discovered or investigated by Grantee. At the termination of Grantee’s employment or at any other reasonable time the Company or any of its subsidiaries may request, Grantee shall promptly deliver to the Company all memoranda, notes, records, plats, sketches, plans or other documents (including, without limitation, any “soft” copies or computerized or electronic versions thereof) made by, compiled by, delivered to, or otherwise acquired by Grantee concerning the business or properties of the Company or its subsidiaries or any secret or confidential product, apparatus or process used developed, acquired or investigated by the Company or its subsidiaries.

3.    In consideration of the Company’s obligations under the Incentive Award and/or the Cash Award, Grantee agrees that while employed by the Company and for a period of [three months/six months/one year] thereafter, without the prior written consent of the Board of Directors of the Company (the “Board”), he or she shall not, directly or indirectly, as principal, manager, agent, consultant, officer, director, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any entity which is in competition with the business of the Company or its subsidiaries.

4.    In consideration of the Company’s obligations under the Incentive Award and/or the Cash Award, Grantee agrees that while employed by the Company and for a period of [six months/one year] thereafter, without the prior written consent of the Board, he or she shall not, on his or her own behalf or on behalf of any person, firm or company, directly or indirectly, (a) solicit or offer employment to or hire any person who is or has been employed by the Company or its subsidiaries at any time during the 12 months immediately preceding such solicitation or (b) solicit or entice away or in any manner attempt to persuade any client, vendor, partner, customer or prospective customer of the Company to discontinue or diminish his, her or its relationship or prospective relationship with the Company or to otherwise provide his, her or its business to any corporation, partnership or other business entity which engages in any line of business in which the Company is engaged (other than the Company).

5.    For purposes of this Agreement, an entity shall be deemed to be in competition with the Company if it enters into or engages in any business or activity that substantially and directly competes with the business of the Company. For purposes of this paragraph 5, the business of the Company is defined to be: active metallurgical and thermal coal mining, preparation and sale; the marketing, brokering and trading of metallurgical and thermal coal; and the optimization of our metallurgical and thermal coal reserves; in each case by the Company and its direct and indirect subsidiaries or affiliated or related companies. Notwithstanding this paragraph 5 or paragraph 7, nothing herein shall be construed so as to preclude Grantee from investing in any publicly or privately held company, provided that no such investment in the equity securities of an entity with publicly traded equity securities may exceed one percent (1%) of the equity of such entity, and no such investment in any other entity may exceed five percent (5%) of the equity of such entity, without the prior written approval of the Board.

6.    Upon the termination of Grantee’s employment for any reason, Grantee or his or her estate shall surrender to the Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising materials, ledgers, supplies, equipment, checks, and all other materials and records of any kind that are the property of the Company or any of its subsidiaries or affiliates, that may be in Grantee’s possession or under his or her control, including, without limitation, any “soft” copies or computerized or electronic versions thereof.

7.    Grantee agrees that the covenant not to compete and the covenant not to solicit are reasonable under the circumstances and will not interfere with his or her ability to earn a living or otherwise to meet his or her financial obligations. Grantee and the Company agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant which appear unreasonable and to enforce the remainder of the covenant as so amended. Grantee agrees that any breach of the covenants contained in this Agreement would irreparably injure the Company. Accordingly, Grantee agrees that, in the event that a court enjoins Grantee from any activity prohibited by this Agreement, the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required under the agreements evidencing the Incentive Award and/or the Cash Award, cancel and recoup any portion of the Incentive Award and/or Cash Award already paid to the extent required by law, regulation or listing requirement, or by any Company policy adopted pursuant thereto, and obtain an injunction against Grantee from any court having jurisdiction over the matter restraining any further violation of this Agreement by Grantee.

8.    This Agreement shall terminate without further action of the Company or Grantee if, prior to Grantee’s Termination of Service (as defined in the Cash Award Agreement), Grantee’s Incentive Award, Cash Award and any other consideration for this Agreement have been paid in full. For the avoidance of doubt, this Agreement shall remain in full force and effect in accordance with its terms if any portion of Grantee’s Incentive Award, Cash Award or other consideration for this Agreement remains unpaid as of the Grantee’s Termination of Service (as defined in the Cash Award Agreement).

9.    No waiver or modification of all or any part of this Agreement will be effective unless set forth in a written document signed by both the Company and Grantee expressly indicating their intention to waive or modify the specified provisions of this Agreement. If the Company chooses not to enforce its rights in the event Grantee breaches some or all of the terms of this Agreement, the Company’s rights with respect to any such breach shall not be considered a waiver of a future breach by Grantee of this Agreement, regardless of whether the breach is of a similar nature or not.

10.    This Agreement accurately sets forth and entirely sets forth the understandings reached between Grantee and the Company with respect to the matters treated herein. If there are any prior written or oral understandings or agreements pertaining to the subject matter addressed in this Agreement, they are specifically superseded by this Agreement and have no effect. This Agreement is binding on Grantee and the Company, and their respective successors, assigns and representatives.

11.    This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Missouri, without reference to rules relating to conflicts of law.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GRANTEE	PEABODY ENERGY CORPORATION

[ ]	By:
Its:

4